As filed with the Securities and Exchange Commission on June 3, 2004
File No. 001-31950

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 10

Amendment No. 3

GENERAL FORM FOR REGISTRATION OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF
THE SECURITIES EXCHANGE ACT OF 1934

MoneyGram International, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	16-1690064 (I.R.S. Employer Identification No.)

1550 Utica Avenue South Minneapolis, Minnesota (Address of Principal Executive Offices)	55416 (Zip Code)

(952) 591-3000

(Registrant’s Telephone Number, Including Area Code)

Securities to be registered

pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

Common Stock, par value $0.01 per share	The New York Stock Exchange
Preferred Share Purchase Rights	The New York Stock Exchange

Securities to be registered

pursuant to Section 12(g) of the Act:

None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND
ITEMS OF FORM 10

Item 1.	Business

      The information required by this item is contained under the sections “Summary,” “Risk Factors,” “Unaudited Pro Forma Consolidated Financial Information of MoneyGram International, Inc.,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Viad Corp,” “Business of MoneyGram” and “Relationship between New Viad and MoneyGram” of this information statement. Those sections are incorporated herein by reference.

Item 2.	Financial Information

      The information required by this item is contained under the sections “Summary,” “Risk Factors,” “Capitalization of Viad Corp,” “Unaudited Pro Forma Consolidated Financial Information of MoneyGram International, Inc.,” “Selected Historical Consolidated Financial and Other Data of Viad Corp,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Viad Corp” and “Viad Corp Consolidated Financial Statements” of this information statement. Those sections are incorporated herein by reference.

Item 3.	Properties

      The information required by this item is contained under the section “Business of MoneyGram — Facilities” of this information statement. That section is incorporated herein by reference.

Item 4.	Security Ownership of Certain Beneficial Owners and Management

      The information required by this item is contained under the sections “Management of MoneyGram — Stock Ownership of Directors and Executive Officers” and “Security Ownership of Certain Beneficial Owners and Management of MoneyGram” of this information statement. Those sections are incorporated herein by reference.

Item 5.	Directors and Executive Officers

      The information required by this item is contained under the section “Management of MoneyGram” of this information statement. That section is incorporated herein by reference.

Item 6.	Executive Compensation

      The information required by this item is contained under the section “Management of MoneyGram” of this information statement. That section is incorporated herein by reference.

Item 7.	Certain Relationships and Related Transactions

      The information required by this item is contained under the sections “Management of MoneyGram” and “Relationship between New Viad and MoneyGram” of this information statement. Those sections are incorporated herein by reference.

Item 8.	Legal Proceedings

      The information required by this item is contained under the section “Business of MoneyGram — Legal Proceedings” of this information statement. That section is incorporated herein by reference.

Item 9.	Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

      The information required by this item is contained under the sections “Summary,” “Risk Factors,” “The Spin-Off,” “Capitalization of Viad Corp,” “Dividend Policy of MoneyGram,” “Business of MoneyGram,” “Management of MoneyGram” and “Description of Capital Stock of MoneyGram” of this information statement. Those sections are incorporated herein by reference.

Item 10.	Recent Sales of Unregistered Securities

      None.

Item 11.	Description of Registrant’s Securities to Be Registered

      The information required by this item is contained under the sections “Management of MoneyGram” and “Description of Capital Stock of MoneyGram” of this information statement. Those sections are incorporated herein by reference.

Item 12.	Indemnification of Directors and Officers

      The information required by this item is contained under the section “Indemnification of Directors and Officers of MoneyGram and New Viad” of this information statement. That section is incorporated herein by reference.

Item 13.	Financial Statements and Supplementary Data

      The information required by this item is contained under the sections “Capitalization of Viad Corp,” “Unaudited Pro Forma Consolidated Financial Information of MoneyGram International, Inc.,” “Selected Historical and Consolidated Financial and Other Data of Viad Corp,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Viad Corp” and “Viad Corp Consolidated Financial Statements” of this information statement. Those sections are incorporated herein by reference.

Item 14.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

      The information required by this item is contained under the section “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Viad Corp” of this information statement. This section is incorporated herein by reference.

Item 15.	Financial Statements and Exhibits

      (a) Financial Statements

      The information required by this item is contained under the section “Viad Corp Consolidated Financial Statements,” beginning on page

F-1 of this information statement. That section is incorporated herein by reference.

      (b) Exhibits

      The following documents are filed as exhibits hereto:

Exhibit
Number	Description

2.1	Form of Separation and Distribution Agreement.+
3.1	Form of Amended and Restated Certificate of Incorporation.+
3.2	Form of Amended and Restated By-laws.+
4.1	Form of Specimen Certificate for MoneyGram Common Stock.*
4.2	Form of Preferred Share Purchase Rights Agreement between MoneyGram International, Inc. and Wells Fargo Bank, N.A. as Rights Agent.+
4.3	Form of Certificate of Designations of Series A Junior Participating Preferred Stock.+
10.1	Form of Employee Benefits Agreement.+
10.2	Form of Tax Sharing Agreement.+
10.3	Form of Interim Services Agreement.+
10.4	Form of MoneyGram International, Inc. 2004 Omnibus Incentive Plan.
10.5	Form of Indemnification Agreement between MoneyGram International, Inc. and Directors of MoneyGram International, Inc.
10.6	MoneyGram International, Inc. Management Incentive Plan.
10.7	Travelers Express Company, Inc. Deferred Compensation Plan.
10.8	MoneyGram International, Inc. Tier I Executive Severance Plan.
10.9	MoneyGram International, Inc. Tier II Executive Severance Plan.
10.10	MoneyGram International, Inc. Supplemental 401(k) Plan.
10.11	Travelers Express Company, Inc. Supplemental Pension Plan.
10.12	MoneyGram International, Inc. Deferred Compensation Plan for Directors.
10.13	Description of MoneyGram International, Inc. Director’s Matching Gift Program.
10.14	Viad Corp Director’s Charitable Award Program.
10.15	Amended and Restated Employment Agreement, dated as of June 1, 2004, by and between Robert H. Bohannon and Viad Corp.
10.16	$350,000,000 Credit Agreement, dated as of June , 2004, among MoneyGram International, Inc., the Lenders, Bank One, NA, as agent, Wachovia Bank, National Association and Bank of America, N.A., as co-syndication agents, and Key Bank, NA and U.S. Bank National Association, as co-documentation agents.*
14.1	MoneyGram International, Inc. Code of Ethics.
21.1	Subsidiaries of MoneyGram International, Inc.+
99.1	Information Statement.

*	To be filed by amendment.

+	Previously filed.

SIGNATURE

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

MONEYGRAM INTERNATIONAL, INC.

By:	/s/ PHILIP W. MILNE ______________________________________ Name: Philip W. Milne Title: President and Chief Executive Officer

June 3, 2004